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                                                                     EXHIBIT 4.1

NUMBER                                                                    SHARES


                           DOMAIN REGISTRATION, CORP.

               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                                                         CUSIP 25702N 10 7

                                                         SEE REVERSE FOR CERTAIN
                                                         DEFINITIONS AND LEGENDS


THIS CERTIFIES that


        is the record owner of


FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.001 PER SHARE OF,

                           DOMAIN REGISTRATION, CORP.

transferable on the books of the holder hereof in person, or by duly authorized attorney on surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the signatures of its duly authorized officers.

Dated:


/s/ Stuart Curtis Nilson                    /s/ Amy Hadley
Secretary                                   President

                           DOMAIN REGISTRATION, CORP.
                                    CORPORATE
                                      SEAL
                                    JULY 31,
                                      2001
                                     NEVADA

                                       COUNTERSIGNED AND REGISTERED
                                         PACIFIC STOCK TRANSFER COMPANY
                                           TRANSFER AGENT AND REGISTRAR

                                       BY:  /S/ VALERIE KILLIUS

                                                     AUTHORIZED SIGNATURE